Exhibit 10.2

Quality Agreement

Approvals

The signatures below certify that this document has been reviewed and accepted, and demonstrates that the signatories are aware of all the requirements contained herein and are committed to ensuring their provision.

	Name	Signature	Position	Date
Pocono Coated Products, LLC	Michael Myer	/s/ Michael Myer	CQO	07/19/2016
Nutriband, Inc.	Gareth Sheridan	/s/ Gareth Sheridan	CEO	07/19/2016

Amendment Record

This Quality Agreement is reviewed to ensure its continuing relevance to the systems and processes that it describes. A record of contextual additions or omissions is given below:

Page No.	Context	Revision	Date

Document Control

The electronic version of this document is the latest revision. It is the responsibility of the individual to ensure that any paper material is the current revision. The printed version of this manual is uncontrolled, except when provided with a document number in the field below:

Document No	Pocono-Nutriband-QA

Uncontrolled Copy	☐	Controlled Copy	☒	Date	07/19/2016

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Contents

CONTENTS

QUALITY AGREEMENT			3

1.	Administrative Elements		4
	1.1	Scope	4
	1.2	Parties to the Agreement and Their Responsibilities	4
	1.2.1	Responsibilities – CUSTOMER	4
	1.2.2	Responsibilities – POCONO	5
	1.3	Devices Covered by This Agreement	6
	1.4	Site(s) Involved	6
	1.5	Quality Management Systems	6
	1.6	Term of Agreement	6
	1.7	Assignment	6
2.	Compliance		7
	2.1	Specification Changes	7
	2.2	Activity by Regulators, Notified Bodies, or Certification Bodies	7
	2.3	Third-Party Quality Agreements	7
3.	Change Control		8
	3.1	Change Requests	8
	3.2	Deviations	8
	3.3	Other Changes	8
4.	Non-Conformance, CAPA, and Complaints		9
	4.1	Non-Conformances	9
	4.2	Corrective Action	9
	4.2.1	POCONO Initiated Corrective Action	9
	4.2.2	CUSTOMER Initiated Corrective Action	9
	4.3	Complaints	9
	4.3.1	POCONO Received Complaints	9
	4.3.2	CUSTOMER Received Complaints	10
5.	Audits		11
6.	Debarment		12

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Quality Agreement

1.	Administrative Elements

1.1	Scope

This Quality Agreement is a comprehensive written agreement that defines and establishes the obligations and responsibilities of the Quality Units of each party involved in the contract manufacturing of transdermal patches subject to cGMP. This Quality Agreement clarifies which of the cGMP activities are to be carried out by each party. This agreement is not a commercial or business agreement; it does not cover issues such as general business terms and conditions, confidentiality, pricing or cost issues, delivery terms, or liquidated damages.

This agreement, solely, defines the Quality Agreement between the parties identified below. It defines the commitment the parties make to ensure their respective processes and services satisfy the quality and regulatory requirements called out in this agreement. Each party agrees to cooperate in the success of this agreement.

Pocono Coated Products, LLC does not participate in any marketing claims made by the customer. Furthermore, Pocono Coated Products, LLC prohibits the use of the Facility Establishment Identifier (FEI) for which Pocono Coated Products, LLC is registered too to be used without prior written consent.

1.2	Parties to the Agreement and Their Responsibilities

This Quality Agreement is executed between Pocono Coated Products, LLC with business address at 100 Sweetree Street, Cherryville, NC 28021, hereafter referred to as ‘POCONO’ and Nutriband, Inc with business address at 309 Celtic Court, Oviedo, FL, 32765 hereafter referred to as ‘CUSTOMER’.

All parties, collectively herein referred to as ‘the parties’, agree to provide the goods or services defined below in full conformance with the requirements of this agreement.

Quality Unit Responsibilities

The Quality Unit of each party is responsible for the process or service it performs. The assignment of particular responsibilities to either party does not relieve any party from compliance with cGMP requirements that are not specifically set forth in this agreement. The CUSTOMER is ultimately responsible for approving or rejecting product(s) mentioned in section 1.3 of this agreement, manufactured, processed, packed, or held under contract by POCONO. Although the Quality Unit of POCONO is responsible for release of the device from the operations it performs, final device release of finished goods for distribution must be carried out by the CUSTOMER and the responsibility cannot be delegated to another party under the cGMP regulations or any terms of the Quality Agreement. All parties will comply with cGMP’s and applicable local (state and national) authorities as agreed by the parties.

Points of Contact at CUSTOMER:

Gareth Sheridan	phone: (887) 616-0959	email: gareth@nutriband.com

Points of Contact at POCONO:

Rick Myer	phone: (704) 445-7891	email: rgmyer@poconoctd.com

Mike Myer	phone: (980) 202-0429	email: mrmyer@poconoctd.com

1.2.1	Responsibilities – CUSTOMER

●	Final approval of any/all final product change request(s);

●	Final product formulation percentage approval;

●	Ultimately responsible for approving or rejecting devices manufactured, processed, packed, or held under contract by another company;

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●	Final product approval and release of finished goods for distribution;

●	Maintenance of regulatory status, and communication of any changes;

●	Determining suitability for warehousing device, and performance and documentation of due diligence;

●	Approve all CAPAs;

●	Approve master labels and/or artwork;

●	Responsible for complaints, communications with the regulatory authorities and product recalls;

●	Ensure personnel participate in on-going training to facilitate conformance through their required activities;

●	All required documentation pertinent to their activities.

1.2.2	Responsibilities – POCONO

●	Procurement of primary packaging;

●	Procurement of secondary labelling and packaging;

●	Procurement of all materials needed for the manufacturing, packaging, and shipping of device(s) covered in this Quality Agreement, excluding materials for which CUSTOMER is responsible to procure.

●	Final product inspection;

●	Receiving, inspecting/approval of use, and storage of incoming raw materials for use in manufacturing processes;

●	Receiving, inspecting/approval of use, and storage of incoming raw materials for use in order fulfilment, packaging;

●	Ensure personnel participate in on-going training to facilitate conformance through their required activities.

Facilities and Equipment

●	Maintaining a facility free of infestation;

●	Maintaining programs to ensure required equipment is calibrated and maintained properly;

●	Maintain environmental conditions free from extreme climate change.

Materials Management

●	Sourcing of required material(s) and vendor due diligence;

●	Receiving, inventory control, product labelling, and storage to prevent mix-ups and cross-contamination;

●	Sampling, and approving or rejecting all incoming receivables used in any aspect of the device manufacture, or packaging.

Sampling Controls

●	Maintain trained personnel necessary for proper sample testing;

●	Ensure all monitoring and measuring equipment are calibrated and maintained properly.

Documentation

●	Ensure all required documentation pertaining to the quality management systems, training, manufacture process, packaging process are written and followed.

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1.3	Devices Covered by This Agreement

This agreement pertains to the device(s) listed in the table below.

Device	Description
Slimline Patch	Die-cut, individually sealed, and boxed in 5 packs and 30 packs
Vitamin Patch	Die-cut, individually sealed, and boxed in 5 packs and 30 packs
Energy Patch	Die-cut, individually sealed, and boxed in 5 packs and 30 packs

1.4	Site(s) Involved

Laboratory testing is conducted at the site(s) listed below.

Testing Facility	Site address
None listed	None listed

Third Party logistics and storage is conducted at the site(s) listed below.

Warehousing Facility	Site address
None listed	None listed

1.5	Quality Management Systems

CUSTOMER should maintain a Quality Management System (QMS) that minimally conforms to the requirements of their activities outlined in section 1.2.1 of this Quality Agreement and ensures full traceability.

POCONO shall maintain a Quality Management System (QMS) that minimally conforms to the requirements of their activities outlined in section 1.2.2 of this Quality Agreement and ensures full traceability.

1.6	Term of Agreement

This Agreement shall become effective and binding upon the date of the final signature and shall remain in effect for 2 years after the last delivery of any product by POCONO and CUSTOMER, unless either party specifically requests an extension of the Agreement. Either party may terminate the Agreement by giving 6 months written notice to the other parties.

1.7	Assignment

None of the parties shall have the right to assign any or all of its rights or obligations under this agreement without the other parties’ prior written consent, which shall not unreasonably be withheld. The foregoing notwithstanding, prior to written consent shall not be required in connection with a merger, consolidation, or a sale of all or substantially all of a party’s assets to a third party, except if such merger, consolidation or sale is with a competitor of the other parties.

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2.	Compliance

2.1	Specification Changes

Changes to specifications are made and documented by mutual agreement between the parties. In addition to agreement of the change POCONO and CUSTOMER will determine the date when the change becomes effective. When the specifications include references to brand names POCONO and CUSTOMER will mutually agree on the implementation of any changes made in the brand device. The changes will be documented, signed, and dated by representatives of both parties.

2.2	Activity by Regulators, Notified Bodies, or Certification Bodies

Any audited party shall promptly notify the other party of any inspections, audits, formal visits, etc. of any regulator, notified body, or certification body acting in a formal capacity. In the US this includes, but is not limited to the Food and Drug Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration, and the Drug Enforcement Agency. It also includes corresponding State Agencies. Upon written request from either party, the audited party shall disclose the results of any regulatory inspections or audits and the associated cause and corrective action. The audited party shall promptly notify the other parties of any inspection or audit findings that affect the safety, effectiveness, conformity, or availability of device(s) provided.

This section does not extend the results of internal audits, or audits conducted by other clients of audited parties.

2.3	Third-Party Quality Agreements

All parties utilizing Third Party Suppliers must instate a Quality Agreement with those suppliers used for production, packaging, testing, processing, or release. Upon written request a copy of the Quality Agreement must promptly be presented.

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3.	Change Control

3.1	Change Requests

Changes may be requested by either party, for any reason, but must go through the appropriate initiation and approval/rejection process. Any party requesting a change must fill out a change request form, and submit it for review. The request shall include the specific change, the reason for the change, the benefit from approving the request, the loss incurred from disapproving the request, and the anticipated lead-time before the change is reflected in the product. All parties must approve change requests prior to implementation, then work in collaboration to develop a plan of implementation. Either party can use their own change request forms.

The receiving party shall promptly acknowledge receipt of each change request.

3.2	Deviations

If any party needs to deviate from a document, specification, drawing, etc. under another party’s control, that party will document the deviation request including the specific deviation, the reason for the deviation, and the period (time, lots, etc.) the deviation will be in effect.

3.3	Other Changes

POCONO will promptly notify CUSTOMER of changes in the product or service so the CUSTOMER may determine whether the changes may affect the quality of the finished product.

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4.	Non-Conformance, CAPA, and Complaints

4.1	Non-Conformances

The parties must have standard operating procedures (SOPs) on how to handle all Non-Conformances. POCONO is authorized to make rework and scrap dispositions without authorization from CUSTOMER. Concession or repair dispositions require CUSTOMER written authorization.

If POCONO requests authorization for a repair or concession disposition, POCONO will document the disposition request including the inspection or test conducted, the actual results, and, if applicable, the proposed repair using a Non-Conformance Report (NCR).

Any non-conformance found outside of POCONO activities warrants an initiation of a NCR to the third party with which the activity pertains. This, depending on material(s) disposition, may initiate a Corrective Action Report (CAR).

4.2	Corrective Action

4.2.1	POCONO Initiated Corrective Action

Corrective Action shall include the following steps.

1.	Determine the cause(s) of nonconformity

2.	Evaluate the need for action to ensure the nonconformity doesn’t recur

3.	Determine the action needed to prevent recurrence

4.	Implement the action needed to prevent recurrence

5.	Review the effectiveness of the corrective action

The receiving party must report the results of the corrective action to the initiating party within 15 working days of initiation. When the Corrective Action is not completed within 15 days, the receiving party will provide a status report every 5 working days until the corrective action is completed. The receiving party must document this information regarding these activities and provide availability upon written request.

4.2.2	CUSTOMER Initiated Corrective Action

CUSTOMER may initiate corrective action for POCONO when non-conformances are identified after receipt of POCONO product. POCONO will investigate a corrective action upon receipt of the request. POCONO corrective action will include the same steps mentioned in subsection 4.2.1 of this agreement. POCONO will report the results of the corrective action to the initiating party within 15 working days of initiation. When the corrective action is not completed within 15 days, POCONO will provide a status report every 5 working days until the corrective action is completed. POCONO keeps documented information regarding these activities and will provide availability to CUSTOMER upon written request.

4.3	Complaints

Whichever party is listed on the product labelling will make record all serious, unexpected adverse experiences associated with the use of the. These concerning experiences are defined and explained in 21 CFR 310.305.

4.3.1	POCONO Received Complaints

If POCONO receives a complaint related to the product supplied to the CUSTOMER, POCONO will promptly forward those complaints to CUSTOMER, enter the complaint into the Customer Complaint Management System and review and evaluate the complaint. CUSTOMER will notify POCONO of the result of the review and evaluation. If CUSTOMER requires POCONO assistance in the investigation, CUSTOMER will follow the steps for CUSTOMER initiated corrective action described above in subsection 4.2.2.

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4.3.2	CUSTOMER Received Complaints

If CUSTOMER receives a complaint related to the product supplied, the receiving party will enter the complaint into the Customer Complaint Management System, review and evaluate the complaint and notify POCONO in writing. If the receiving party requires POCONO assistance in the investigation, the receiving party will follow the steps for CUSTOMER initiated corrective action described above in subsection 4.2.2.

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5.	Audits

This agreement provides the parties with the opportunity, at their expense, to evaluate and/or audit the other party to ensure cGMP compliance for manufacturing processes occurring at the audited site(s). If objectionable conditions are found through conducting an audit, the Quality department of the audited party must send an audit report to the audited party. The auditing party must submit an Audit Report within 30 calendar days. The auditing/audited parties must follow the guidelines of section 4.

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6.	Debarment

All parties are required to follow all laws and regulations set in place by the Generic Drug Enforcement act of 1992

●	All parties will not employ persons that have been convicted of a crime for which they could be debarred.

●	All parties will not use in any capacity the services of any person, or entity, that has been or can be debarred under the Generic Drug Enforcement Act of 1992.

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